Emergent Capital, Inc. Announces Second Quarter 2020 Results
Company Reports Book Value of $0.37 per Share

Boca Raton, Fla., July 9, 2020 – Emergent Capital, Inc. (OTCQX: EMGC) ("Emergent" or the "Company"), today reported its financial results for the second fiscal quarter ended May 31, 2020.

Second Quarter 2020 and Recent Highlights

•	Total income from continuing operations was $9.1 million as compared to a loss of $18.8 million in the prior year quarter;

•
Net income from continuing operations was $4.7 million, or $0.02 per diluted share, as compared to a net loss from continuing operations of $25.9 million, or $0.16 loss per diluted share in the prior year quarter;

•
Emergent’s 27.5% equity investment in White Eagle Portfolio had 11 policies maturity with a face value of approximately $43.2 million, gain on maturity of $24.7 million, and weighted average age at maturity of 88.6 years with an average remaining LE of 50 months or 4.2 years;

•	White Eagle Portfolio to date during the third quarter of 2020, has had five policies maturity totaling $12.5 million through July 9, 2020.

White Eagle Portfolio Highlights

Three Months Ended May 31, 2020
(dollars in thousands)
Life insurance policies	513
Face value of life settlements	$2,410,376
Average age of insured	85.7
Average life expectancy of insured	6.7
Average death benefit per policy	$4,699
Average annual premium per policy	$203
Average monthly premium per policy	$16.9

"Our investment assets performed well in the second quarter as we continue to evaluate how the COVID-19 pandemic is impacting the overall portfolio," said Pat Curry, Emergent’s Chairman and Chief Executive Officer. "We had 11 policy maturities during the second quarter that yielded an aggregate benefit of $43.2 million, and thus far, our third quarter for 2020, which ends August 31st, has yielded five policies maturity totaling $12.5 million. Our portfolio is highly concentrated geographically, with the last known location of more than 60% of insureds believed to be in New York, California and Florida, the three states that have produced the highest number of confirmed COVID cases to date."

Three Months Ended May 31, 2020 Financial Results Summary

•	Income from continuing operations was $9.1 million, an increase of $27.9 million from the prior year quarter, primarily driven by:

◦	$2.0 million distribution from the investment in the limited partnership;

◦	$7.0 million change in the fair value of the investment limited partnership excluding distribution; and

◦	$18.8 million reduction in change in fair value loss of deconsolidated subsidiaries included in prior year quarter

•	Total expense from continuing operations was $4.4 million, a slight increase of $553,000 from the prior year quarter, primarily due to:

◦	$855,000 increase in SG&A expenses attributable increase in professional fees, insurance and personnel costs offset by a decrease in legal fees.

•
Net income from continuing operations of $4.7 million, or $0.02 per diluted share, for the three months ended May 31, 2020, compared to a net loss from continuing operations of $25.9 million, or $0.16 loss per diluted share for the three months ended May 31, 2019.

Six Months Ended May 31, 2020 Financial Results Summary

•	Total income from continuing operations was $27.9 million as compared to a loss of $52.7 million in the prior year;

•
Net income from continuing operations was $17.2 million, or $0.09 per diluted share, as compared to a net loss from continuing operations of $63.3 million, or $0.40 loss per diluted share in the prior year;

•
Emergent’s 27.5% equity investment in White Eagle Portfolio had 20 policies maturity with a face value of approximately $90.1 million, gain on maturity of $48.4 million, weighted average age at maturity of 88.5 years with an average remaining LE of 46 months or 3.9 years;

•	Income from continuing operations was $27.9 million, an increase of $80.6 million from the prior year, primarily driven by:

•	$11.4 million net proceeds from the Sun Life settlement;

•	$4.0 million distribution from the investment in the limited partnership;

•	$12.4 million change in the fair value of the investment limited partnership excluding distribution; and

•	$52.8 million reduction in change in fair value loss of deconsolidated subsidiaries included in prior year

•	Total expense from continuing operations was $8.3 million, an increase of $891,000 from the prior year, primarily due to:

•$2.8 million gain on extinguishment of the Convertible Notes; and

•	$4.4 million increase in SG&A expenses attributable in part to one time executive retention agreements and legal and professional fees.

The Company had 158,655,140 shares of common stock outstanding, treasury shares of 608,000 and an undiluted book value of $0.37 per share at May 31, 2020.

Investment in Limited Partnership Quarterly Highlights:

•	For the second quarter of fiscal 2020, Emergent’s 27.5% equity investment in White Eagle resulted in a fair value of approximately $150.2 million;

•
The portfolio experienced 11 policies maturity with aggregate face value of approximately $43.2 million, gain on maturity of $24.7 million, weighted average age of 88.6 years and weighted average remaining life expectancy of 4.2 years. The ratio of realized gain to face value was approximately 57%;

•	Approximately $10.0 million in maturity proceeds was distributed to the Class A Partner to satisfy the Class A minimum return from the collection account;

•	The premium/expense reserve account received approximately $46.1 million from the collection account coming from maturity proceeds collected;

•	Approximately $28.7 million was distributed from the premium/expense reserve as follows:

◦	$25.0 million was utilized to pay premiums;

◦	$1.8 million was used to pay facility-related expenses; and

◦	$2.0 million was utilized for distribution to Emergent to satisfy the requirement of the Class B monthly distribution.

Investment in Limited Partnership Six Months Ended May 31, 2020

•
The portfolio experienced 20 policies maturity with aggregate face value of approximately $90.1 million, gain on maturity of $48.4 million, weighted average age of 88.5 years and weighted average remaining life expectancy of 3.9 years. The ratio of realized gain to face value was approximately 54%;

•	The premium/expense reserve account received approximately $73.0 million from the collection account coming from maturity proceeds collected;

•	Approximately $55.0 million was distributed from the premium/expense reserve as follows:

◦	$47.4 million was utilized to pay premiums;

◦	$3.5 million was used to pay facility-related expenses; and

◦	$4.0 million was utilized for distribution to Emergent to satisfy the requirement of the Class B monthly distribution.

About Emergent Capital, Inc.
Emergent (OTCQX: EMGC) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:

Investor Relations
Rob Fink
FNK IR
646.809.4048
IR@emergentcapital.com
www.emergentcapital.com

Emergent Capital, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended May 31,	Three Months Ended May 31,	Six Months Ended May 31,	Six Months Ended May 31,
	2020	2019	2020	2019
	(in thousands, except share and per share data)
Income
Change in fair value of life settlements	$—	$4	$—	$6
Change in fair value of investment in limited partnership, net of distributions	9,000	—	16,351	—
Change in fair value of investment in deconsolidated subsidiaries	—	(18,804)	—	(52,769)
Gain on life settlements, net	—	—	743	—
Other income	101	46	10,817	93
Total income (loss)	9,101	(18,754)	27,911	(52,670)
Expenses
Interest expense	2,473	2,775	4,867	5,538
Extinguishment of debt	—	—	(2,815)	—
Personnel costs	435	138	2,389	307
Legal fees	203	725	1,112	720
Professional fees	559	(57)	1,416	278
Insurance	524	217	841	396
Other selling, general and administrative expenses	255	98	520	200
Total expenses (income)	4,449	3,896	8,330	7,439
Income (loss) from continuing operations before income taxes	4,652	(22,650)	19,581	(60,109)
Provision (benefit) for income taxes	—	3,218	2,428	3,218
Net income (loss) from continuing operations	$4,652	$(25,868)	$17,153	$(63,327)
Discontinued Operations:
Income (loss) from discontinued operations, net of income taxes	10	(16)	(53)	(33)
Provision (benefit) for income taxes	—	—	—	—
Net income (loss)from discontinued operations	10	(16)	(53)	(33)
Net income (loss)	$4,662	$(25,884)	$17,100	$(63,360)
Income (loss) per share:
Basic income (loss) per share
Continuing operations	$0.03	$(0.16)	$0.11	$(0.40)
Discontinued operations	$—	$—	$—	$—
Net income (loss) - basic	$0.03	$(0.16)	$0.11	$(0.40)
Diluted (loss) income per share
Continuing operations	$0.02	$(0.16)	$0.09	$(0.40)
Discontinued operations	$—	$—	$—	$—
Net income (loss) - diluted	$0.02	$(0.16)	$0.09	$(0.40)
Weighted average shares outstanding:
Basic	157,648,168	156,960,046	157,608,707	156,939,797
Diluted	175,581,286	156,960,046	204,522,043	156,939,797

Emergent Capital, Inc.
CONSOLIDATED BALANCE SHEETS

	May 31, 2020	November 30, 2019*
	(Unaudited)
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$21,284	$24,283
Certificates of deposit	515	511
Prepaid expenses and other assets	1,674	377
Operating lease asset	72	—
Deposits - other	1,377	1,377
Life settlements, at estimated fair value	—	1,297
Fixed assets, net	—	18
Investment in limited partnership, at estimated fair value	150,200	137,849
Total assets	$175,122	$165,712
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$951	$1,651
Other liabilities	40	86
Operating lease liability	66	—
Interest payable - 5.0% Convertible Notes	1,007	1,116
5.0% Convertible Notes, net of discount and deferred debt costs	64,097	71,022
Interest payable - 8.5% Senior Secured Notes	865	854
8.5% Senior Secured Notes, net of deferred debt costs	46,207	45,675
Current tax liability	2,623	3,195
Total liabilities	115,856	123,599
Commitments and Contingencies
Stockholders’ Equity
Common stock (par value $0.01 per share, 415,000,000 authorized at May 31,2020 and November 30, 2019; 159,263,140 issued and 158,655,140 outstanding as of May 31, 2020; 158,365,275 issued and 157,757,275 outstanding as of November 30, 2019)	1,593	1,584
Preferred stock (par value $0.01 per share, 40,000,000 authorized; 0 issued and outstanding as of May 31, 2020 and November 30, 2019)	—	—
Treasury Stock, net of issuance cost (608,000 shares as of May 31, 2020 and November 30, 2019)	(2,534)	(2,534)
Additional paid-in-capital	334,620	334,576
Accumulated deficit	(274,413)	(291,513)
Total stockholders’ equity	59,266	42,113
Total liabilities and stockholders’ equity	$175,122	$165,712

 *    Derived from audited consolidated financial statements.